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                                                                    EXHIBIT 10.9

                              Wellex Confidential

                                 WELLEX/TELOCITY

                         Product Manufacturing Agreement

                                  November 1999


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                             MANUFACTURING AGREEMENT

THIS MANUFACTURING AGREEMENT is entered into as of this 8th day of November 1999 by And between Wellex Corporation, a California corporation, whose principal place of business is located at 44141 South Grimmer Blvd., Fremont, CA 94538 (hereinafter referred to as "MANUFACTURER") and Telocity, Inc., a California corporation, whose principal place of business is located at 10355 North De Anza Blvd., Cupertino, CA. 95014 (hereinafter referred to as "PURCHASER")

1.      TERM

        This AGREEMENT shall become effective on the date hereof and the body of the AGREEMENT shall nominally be in effect for two years. The terms of this Agreement may be extended by an amendment to the agreement, signed by both parties. Prior to anniversary dates, MANUFACTURER will provide revised volume pricing for the next year.

2.      SPECIFICATION COMMENTS

        All items covered under this Agreement shall be in accordance with PURCHASERS Specifications, drawings, files, documents provided by PURCHASER.

3.      SHIPPING

        All shipments shall be made by Wellex F.O.B. MANUFACTURER'S manufacturing facility in California.

4.      PAYMENT TERMS

        Net [*] from receipt of invoice.

5.      COMMODITY LIST

        Items listed on PURCHASER'S purchase orders may be added to or deleted from, providing such additions or deletions meet all of the terms and conditions of this contract.

6.      REQUIREMENT FOR PURCHASING

        All purchase orders issued shall contain the following information:

        a) PURCHASER'S part number, description and revision level of product to be shipped.

        b)      The delivery schedule AND unit price.


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[*] The Registrant has requested confidential treatment for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.


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7.      PURCHASE ORDERS/FORECASTS

A) PURCHASER will provide to MANUFACTURER firm purchase orders for a minimum of [*] in advance of delivery. Further, PURCHASER will provide to MANUFACTURER an additional [*] forecast to be updated monthly. MANUFACTURER will purchase materials per purchase order and forecast based on leadtime and inventory class buy policy as agreed to by PURCHASER.

b) PURCHASER reserves the right to reschedule deliveries on orders that are due [*] days or more from the date such change notice is given to MANUFACTURER. If such reschedule represents a delay in shipment, the reschedule cannot be for more than [*] days from the original delivery date and PURCHASER will be responsible for a [*] per month carrying charge on material acquired pursuant to the original delivery date that MANUFACTURER cannot mitigate.

        If such reschedule represents an acceleration or increase, MANUFACTURER will make best effort to meet the request, subject to material and capacity availability. Any extra costs incurred to meet the request will be the liability of PURCHASER. MANUFACTURER will notify PURCHASER of any extra cost prior to commitment of new cost incurred.

c) PURCHASER may cancel any order scheduled for delivery more than [*] days from the date such cancellation notice is given to MANUFACTURER. [*] All other materials which are classified as off the shelf material stock items pursuant to Paragraph (7a) shall be the responsibility of the MANUFACTURE.

        Notwithstanding PURCHASER'S liability, MANUFACTURER will attempt to mitigate any such liability. Any costs incurred to make such mitigation are the liability of the PURCHASER and will be reviewed with the PURCHASER prior to their incurrence.

8.      WARRANTY

(a) MANUFACTURER warrants that the PRODUCT sold hereunder will be free from latent and patent defects in material and workmanship according to IPC-610 Workmanship Standards. Wellex Corporation will warrant product for a period of [*] from the date of shipment to PURCHASER, provided that: (i) MANUFACTURER is notified in writing by PURCHASER within thirty
        (10) days after PURCHASER'S discovery of such failure or (ii) the defective PRODUCT is returned to MANUFACTURER no longer than ten (10) days following the last day of the warranty period. MANUFACTURER shall include serial numbers and/or date stamps, as designated by PURCHASER, on each PRODUCT to facilitate warranty tracking. PURCHASER shall forward defective PRODUCT to MANUFACTURER freight prepaid, and MANUFACTURER Will make return the repaired or replaced PRODUCT freight prepaid by MANUFACTURER to PURCHASER no later than thirty (30) days from the date MANUFACTURER receives the defective PRODUCT.

(b) The foregoing warranty shall not be valid if the PRODUCT or component parts have been subjected to abuse, misuse, accident, alteration, neglect, unauthorized repair or installation. MANUFACTURER shall make the final determination as to the existence or cause of any alleged defect.


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[*] The Registrant has requested confidential treatment for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

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(c)     The foregoing warranty provisions set forth the MANUFACTURER'S sole liability and the PURCHASER'S exclusive remedies for claims (except as to title) based on defects in, or failure of, any PRODUCT sold hereunder when the claim is based in warranty. Upon the expiration of the applicable warranty for any PRODUCT sold hereunder, all such liability shall terminate.

(d) The above warranty periods shall not be extended by the repair or replacement of PRODUCT pursuant to any of the above warranties. The above warranties shall apply to PURCHASER, its successors, assigns and those who purchase or use said PRODUCT. PURCHASER shall deal directly with MANUFACTURER for returns and repairs.

(e) EXCEPT AS HEREINABOVE PROVIDED, THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.      DELIVERY

a) Product shall be delivered to PURCHASER in accordance with required delivery dates as specified on PURCHASER'S purchase orders as agreed to by MANUFACTURER. Engineering changes (EC's) and purchase order volume increases may affect the original purchase order delivery dates and new dates will be established with agreement from the PURCHASER.

a) Upon learning of any potential delays, MANUFACTURER will immediately notify PURCHASER in writing as to the cause and extent of such delay.

b) Should such delay extend longer than one (1) month (not caused by 9a) EC's or significant volume increases), MANUFACTURER will be responsible for reasonable costs accrued by the PURCHASER due to this delay and new delivery dates will be established.

10.     TERMINATION

a) FOR CAUSE - This Agreement may be terminated by either party at any time upon the occurrence of any one or more of the following Events of
        Default:

        (1) failure of the other party: a) to perform pursuant to the terms and conditions of this agreement; and b) to cure such performance deficiency within sixty (60) days after receiving written notice thereof given by the aggrieved party;

        (2) the entering into or filing by the other party of a petition, arrangement or proceeding seeking an order for relief under the bankruptcy laws of the United States, a receivership for any of the assets of the other party; a composition with or assignment for the benefit of its creditors; a readjustment of debt or the dissolution or liquidation of the other party;

        (3)     or the insolvency of the other party.


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        (4)     Upon termination, PURCHASER shall be liable for any material acquired plus handling charges pursuant to purchase orders, long lead items and NCNR materials. Any such material shall be shipped promptly to PURCHASER upon termination and shall be subject to the then-current pricing and payment terms. MANUFACTURER and PURCHASER shall jointly agree on final disposition of materials.

11.     INSPECTION

a)      SOURCE INSPECTION

        Upon request from PURCHASER, MANUFACTURER agrees to allow PURCHASER'S source inspector to inspect and review the work being performed under this Agreement, including materials and supplies being used. However, shipments will not be delayed if PURCHASER fails to effect such source inspection. Source inspection does not constitute acceptance. Final acceptance shall be at PURCHASER'S facility.

        PURCHASER shall have ten (10) days, after actual receipt of the goods, within which to inspect prior to PURCHASER'S acceptance thereof. PURCHASER'S acceptance of each type of Goods shall be based on PURCHASER'S standard test procedures for such Goods, including the Goods satisfying the AQL established by PURCHASER.

b)      APPROVED MANUFACTURERS

        In the course of purchasing component parts on behalf of PURCHASER, MANUFACTURER must follow PURCHASER'S Approved Vendors List for all component parts. If MANUFACTURER offers alternative to PURCHASER'S AVL, the alternative must be approved in writing by PURCHASER prior to any production at MANUFACTURER'S facility.

12.     LOT INSPECTION APPROVAL

        PURCHASER will inspect unit lots per [*], Acceptance level will be [*] for both cosmetic and electrical performance. Disposition of failed lot is at the PURCHASER'S discretions.

13.     ENGINEERING CHANGE ORDERS

        It is recognized that from time to time MANUFACTURER will be asked to implement ECOs. The following delineates the proper procedures:

        a) PURCHASER to notify MANUFACTURER in writing of proposed ECO. This notification should include the documentation of the change to effectively support MANUFACTURER'S investigation of the impact of this proposal.

        b) Upon notice of a change, MANUFACTURER will make best effort to review all costs impacted within one (1) week. All cost impacts and material availability issues will be mutually reviewed and agreed to with PURCHASER prior to implementation.

        c) Emergency ECOs will be immediately implemented at PURCHASER'S written request.

        d) PURCHASER will be liable for all costs associated with emergency ECO implementation.


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[*] The Registrant has requested confidential treatment for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

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14.     CONFIDENTIALITY

        Both parties acknowledge that, by reason of their relationship, they may have access to certain information and materials concerning the other's business, plans, and products (including, but not limited to, information and materials contained in technical data provided to the other party) which is confidential and of substantial value to the other party, which value would be impaired if such information were disclosed to third parties. Both parties agree that they shall not use in any way, for their own account or the account of any third party, nor disclose to any third party, any such confidential information which is revealed to it by the other party hereto, without written authorization from the other party. Each party will take every reasonable precaution to protect the confidentiality of such information consistent with the efforts exercised by it with respect to its own confidential information. Each party shall advise the other if it considers any particular information or materials to be confidential. This provision shall survive termination of this AGREEMENT. Nothing in this provision shall prevent either Party from disclosing the terms and conditions of this agreement in the event of, in anticipation of, or as necessary in advance of a merger, acquisition, financing or public offering.

15.     INDEMNIFICATION

        Each party shall indemnify and defend the other party against all claims, suits, losses, expenses and liabilities for bodily injury, personal injury, death and property damage directly or indirectly caused by any Products or through the intentional acts or negligence of a party or of any person for whose actions said party is legally liable. Both parties shall carry and maintain liability insurance coverage to satisfactorily cover its obligations under this Agreement.

16.     COMPLIANCE WITH APPLICABLE LAWS

        MANUFACTURER has been, and shall continue to be, in material compliance with the provisions of all applicable federal, state and local laws, regulations, rules and ordinances applicable to the transactions governed by this Agreement.

17.     FORCE MAJEURE

        In the event that performance by either party of its obligations under this Agreement is prevented due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the party invoking this section - and if such party shall give prompt written notice to the other party - its performance shall be excused, and the time or the performance shall be extended for the period of delay or inability to perform due to such occurrences.


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18.     MISCELLANEOUS

        a) SEVERABILITY - In the event that one or more of the provisions, or parts thereof, contained in the Agreement shall for any reason be held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the same shall not invalidate or otherwise affect any other provision in the Agreement, and the Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

        b) ENTIRE AGREEMENT: MODIFICATION - The Agreement constitutes the entire and exclusive statement by PURCHASER and MANUFACTURER of the terms of their agreement, notwithstanding any additional or different terms that may be contained in any quotation, acknowledgment, confirmation, purchase order, invoice or other form Of PURCHASER or MANUFACTURER. All prior and contemporaneous proposals, negotiations, representations and agreements are merged in the Agreement. These terms of the Agreement may not be altered, modified, superseded, amended or rescinded, and no additional terms shall become a part of the Agreement, except pursuant to a writing specifically referencing the Agreement and signed by a representative of the party against whom enforcement is sought.

        c) NOTICE - Unless otherwise specified in the Agreement, all notices and other communications permitted or required by the provisions of those documents shall be in writing and shall be mailed, telecopied, telegraphed, telexed or delivered to the other party at the address set forth below (or at such other address as either party shall designate in writing to the other party during the term of this Agreement) and shall be effective and deemed received: i) if mailed, when actually received; ii) if telecopied, when actually received; iii) if telegraphed, when actually received; iv) if telexed, when dispatched; or v) if personally delivered, when delivered. Each notice to MANUFACTURER or PURCHASER shall be addressed, until notice of change thereof, as follows:

                        i)      If intended for MANUFACTURER, to:

                                Wellex Corporation
                                44141 S. Grimmer Blvd.
                                Fremont, CA 94538
                                Attn:  Richard L. FitzGerald

                        ii)     If intended for PURCHASER, to:

                                Telocity, Inc.
                                10355 N.De. Anza. Boulevard
                                Cupertino, Ca. 95014
                                Attn: Kevin Grundy

        d) ASSIGNMENT - This Agreement shall not be assignable by either party without the prior written consent of the other party, provided however, that this agreement shall be assignable to either Party's successor in the event of a change in control of the company.

        e) WAIVER - No failure or delay on the part of either party hereto in exercising any right or remedy under the Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy. No provision of the Agreement may be waived except in writing signed by the party granting such waiver.


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                MISCELLANEOUS (continued)

        f) GOVERNING LAW: INTERPRETATION - The Agreement shall be governed by and construed in accordance with the laws of the State of California. Acceptance or acquiescence in a course of performance rendered under the Agreement shall not be relevant to determining the meaning of the Agreement, even though the accepting or acquiescing party had knowledge of the nature of the performance and an opportunity for objection. No course of prior dealing between the parties and no usage of the trade shall be relevant to supplement or explain any terms used in the Agreement.

        g) CONSEQUENTIAL DAMAGES - In no event shall PURCHASER or MANUFACTURER be liable for any special, incidental or consequential damages including without limitation, loss of profits, even if advised of the possibility thereof.

19.     PRICING

        a) Prices and volume commitments for Products sold under this Agreement are defined in purchase orders issued to the MANUFACTURE and signed material liability agreements.

        b) Every [*], PURCHASER and MANUFACTURER will review the actual volume purchased.

        c) Notwithstanding Part 2 of this section, if significant fluctuations occur at any time in the material cost of components required under this Agreement, PURCHASER and MANUFACTURER will review the impact of such fluctuations and mutually agree to any pricing changes arising therefrom. (Significant fluctuation is defined to mean [*] of the quoted Bill of Material cost.)

20.     RETURN MATERIAL AUTHORIZATION

        If product is found to be defective per Section 8 or 11 of this Agreement, PURCHASER will notify MANUFACTURER and MANUFACTURER will provide a Return Material Authorization number prior to PURCHASER returning the Product. MANUFACTURER Will make best effort to provide an RMA number within twenty four (24) hours.

21. Notwithstanding Paragraph 18, PURCHASER and MANUFACTURER will jointly work towards process improvements in the following areas:

        -       Total Price

        -       Quality

        -       Cycle Time

        -       On-time Delivery

        -       Design improvements on manufacturability, quality and price


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[*] The Registrant has requested confidential treatment for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

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        PURCHASER and MANUFACTURER Will meet every three (3) to six (6) months to review current worldwide material prices for high dollar components and make changes with mutual agreement to a procurement strategy to achieve best total pricing.

        AGREED: WELLEX CORPORATION             AGREED: TELOCITY INC.
                44141 SOUTH GRIMMER BLVD.              10355 N. DE ANZA BLVD.
                FREMONT, CA 94538                      CUPERTINO, CA 95014

        BY: /s/  DICK FITZGERALD               BY: /s/ KEVIN GRUNDY
               --------------------------         -----------------------------

        PRINT: Dick Fitzgerald                 PRINT: Kevin Grundy
               --------------------------         -----------------------------

        TITLE: President                       TITLE: VP ENG
               --------------------------         -----------------------------

        DATE:  11/14/99                        DATE: 11/14/99
               --------------------------         -----------------------------


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                              [WELLEX LETTERHEAD]

                          MATERIAL LIABILITY AGREEMENT

Telocity, Inc.
10355 North De Anza Blvd.
Cupertino, CA 95014

The Wellex Corporation agrees to purchase material classified as Long Lead Time and Non Cancelable Non Returnable components based on Telocity's Coyote product forecast. All engineering changes related to materials are the full liability of the Telocity Corporation.

Wellex will provide Telocity a list of material, which will be identified as Long Lead Time and Non Cancelable Non Returnable. Upon agreement of each item and the quantity, Wellex will issue a purchase order to the appropriate supplier / vendor with a specified delivery date based on the Telocity product build forecast. Telocity will provide Wellex with purchase orders at least [*] prior to final product delivery. The purchase orders will cover costs for all material, labor and burden including the material purchased by Wellex as Long Lead Time and Non Cancelable Non Returnable. In the event, Telocity delays the product delivery date in excess of [*] past the original delivery date, an agreed to interest charge will be paid monthly.

If for any reason, the Telocity Corporation changes, modifies or cancels the forecast or purchase orders, Telocity agrees to purchase all material (including handling charges or cancellation fees) within the standard net [*] agreement. All material engineering changes will also be the full liability of Telocity.

The Wellex Corporation will perform its best efforts to return material and cancel material in both categories. In the event Wellex is not able to cancel or return the identified material Telocity remains fully liable to purchase the remaining material from Wellex.

AGREED: Wellex Corporation             AGREED: Telocity Inc.
        44141 South Grimmer Blvd.              10355 North De Anza Blvd.
        Fremont, CA 94538                      Cupertino, CA 95014

By: /s/ DICK FITZGERALD   10/26/99     By: /s/ KEVIN GRUNDY       10/26/99
   -------------------------------        --------------------------------
     (Signature)           (Date)           (Signature)            (Date)

Print Name: Dick Fitzgerald            Print Name: Kevin Grundy
           -----------------------                ------------------------

Title:  President                      Title:  VP Engineering
      ----------------------------           -----------------------------


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[*] The Registrant has requested confidential treatment for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.